Exhibit 99.1

Komatsu Equipment Co. Joins Puradyn Distributor Network

Boynton Beach, FL – [November 8, 2010] - Puradyn Filter Technologies Incorporated (OTCBB: PFTI) today announced that Komatsu Equipment Company has joined its distributor network in Nevada, Wyoming, and Utah.  Use of the puraDYN® bypass oil filtration system will comfortably allow the user to double the interval between oil drains, extending current standard oil drains from 250 to 500 hours.

Komatsu Equipment Company is the exclusive distributor for Komatsu mining and construction equipment in Utah, Nevada, and portions of Wyoming. Seven locations across those states offer new, used, and rental equipment to markets that require off-road equipment with sizes ranging from mini-excavators to mine haul trucks.

Puradyn will be working with Komatsu Equipment Company to begin a retrofit program, supplying systems spanning in size from the mid-sized PFT24, commonly used on backhoe loaders, to the largest TF240 model used on mining and oil field construction equipment.

“We look forward to our relationship with Puradyn Filter Technologies and see this opportunity as another way to support our customers and ensure their successs,” said Dennis Faust, Vice President of Operations with Komatsu Equipment Company.

Kevin G. Kroger, President/COO, Puradyn, said, “Komatsu Equipment Company has an excellent reputation for sales and service of Komatsu off-road equipment throughout the Western region and we welcome them as a member of our distributor network.

“This agreement provides Komatsu Equipment Company added investment protection to its end-users by keeping equipment in optimum shape through use of the puraDYN® system.  Maintenance of off-road equipment, especially under the wear conditions this equipment is subjected to, becomes time-consuming and costly. In harsh environments such as mining, oil maintenance becomes critical to maintaining peak engine performance.”

Kroger concluded, “Our technology will also assist Komatsu Equipment’s corporate commitment to reduce its oil use impact by extending drain intervals, subsequently using less amounts of engine and hydraulic oil.  And the added benefit of cost savings in reduced oil purchases, waste oil disposal, and oil-related maintenance costs should not be overlooked.”

For more information on Komatsu Equipment Company, visit www.komatsueq.com.  For more information on the puraDYN® bypass oil filtration system, visit our website at www.puradyn.com.

About Puradyn Filter Technologies Incorporated

Puradyn (OTCBB: PFTI) designs, manufactures and markets the puraDYN® Oil Filtration System, the most effective bypass oil filtration product on the market today.  It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life.   Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $15 billion potential industry.  Puradyn equipment was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze the performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY’S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, PRESENT SALES MAY NOT BE INDICATIVE OF FUTURE SALES, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS’ NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.  THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY’S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:

Kathryn Morris

Director, Corporate Communications

(T) 561 547 9499, x 226

investor-relations@puradyn.com

http://www.puradyn.com

Emerging Markets, LLC

Investor Relations:

Jim Painter III

321-206-6682

jamespainter@emergingmarketsllc.com  www.emergingmarketsllc.com

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